UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2006

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 15, 2006, Southern Union Company (the “Company”) announced a series of transactions and definitive agreements involving the Company and certain of its wholly owned subsidiaries designed to result in the Company indirectly owning a 50% interest in Florida Gas Transmission and eliminating its ownership interest in Transwestern Pipeline Company, LLC (“Transwestern”).

To effect these transactions, on September 14, 2006, Energy Transfer Partners, L.P. (“Energy Transfer”) entered into a definitive purchase agreement to acquire the 50% Class B membership interest in CCE Holdings, LLC (“CCEH”) from GE Energy Financial Services (“GE”) and other investors (the “CCE Acquisition Agreement”). In addition, on September 14, 2006, Energy Transfer and CCEH entered into a definitive redemption agreement, pursuant to which Energy Transfer’s 50% ownership interest in CCEH would be redeemed in exchange for 100% of the equity interests in Transwestern (the “Redemption Agreement”). Pursuant to the Redemption Agreement, CCEH is obligated to retire approximately $455 million of indebtedness of Transwestern Holding Company, LLC. Both transactions are expected to close in the fourth quarter of 2006 pending receipt of necessary regulatory approvals and other customary closing conditions.

In addition, the Company entered into a definitive letter agreement with ETP, which provides, among other things, that upon the closing of the transactions contemplated by the CCE Acquisition Agreement, the members of CCEH will enter into a Second Amended and Restated LLC Agreement.

Upon closing of both transactions, the Company will indirectly own 100% of CCEH and CCEH will own 50% of Citrus Corp., the holding company for Florida Gas Transmission.

ITEM 7.01 REGULATION FD DISCLOSURE

On September 15, 2006, the Company issued a press release to announce a series of transactions and definitive agreements involving the Company and certain of its wholly owned subsidiaries designed to result in the Company indirectly owning a 50% interest in Florida Gas Transmission and eliminating its ownership interest in Transwestern. A copy of the release is filed herewith as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

                            Exhibit No.                          Description

10.1 10.2 10.3 99.1
Redemption Agreement by and between CCE Holdings, LLC and Energy Transfer Partners, L.P., dated as of September 14, 2006.

Letter Agreement by and between Southern Union Company and Energy Transfer Partners, L.P., dated as of September 14, 2006.

Form of Second Amended and Restated LLC Agreement of CCE Holdings, LLC by and between wholly owned subsidiaries of Southern Union Company and Energy Transfer Partners, L.P.

Company’s September 15, 2006 Press Release

This 8-K includes forward-looking statements. Although Southern Union believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Southern Union's Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: September 18, 2006	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary

EXHIBIT INDEX

                        Exhibit No.                            Description

10.1 10.2 10.3 99.1
Redemption Agreement by and between CCE Holdings, LLC and Energy Transfer Partners, L.P., dated as of September 14, 2006.

Letter Agreement by and between Southern Union Company and Energy Transfer Partners, L.P., dated as of September 14, 2006.

Form of Second Amended and Restated LLC Agreement of CCE Holdings, LLC by and between wholly owned subsidiaries of Southern Union Company and Energy Transfer Partners, L.P.

Company’s September 15, 2006 Press Release